ARTICLES OF INCORPORATION
                                       OF
                            THE BULLHIDE CORPORATION


         The undersigned person of legal age, as incorporator of a corporation under the Washington Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

                                 ARTICLE 1. NAME

         The name of the corporation is THE BULLHIDE CORPORATION.

                               ARTICLE 2. DURATION

         The period of its duration is perpetual.

                               ARTICLE 3. PURPOSES

         This corporation is organized for the following purposes:

                  (a) To engage in the business of manufacture and sale of truck liners and related products.

                  (b) To engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act.

                  (c) To engage in all such activities as are incidental or conducive to the attainment of the purposes of this corporation or any of them and to exercise any and all powers authorized or permitted to be done by a corporation under any laws that may be now or hereafter applicable or available to this corporation.

         The foregoing clauses of this Article 3 shall each be construed as purposes and powers, and the matters expressed in each clause shall be in no way limited or restricted by reference to or inference from the terms of any other clauses, but shall be regarded as independent purposes and powers; and nothing contained in these clauses shall be deemed in any way to limit or exclude any power, right or privilege given to this corporation by law or otherwise.

                                ARTICLE 4. SHARES

         This corporation shall have authority to issue 50,000 shares of common stock, and each share shall have a par value of $1.00.

                          ARTICLE 5. PRE-EMPTIVE RIGHTS

         The pre-emptive rights of the shareholders to acquire additional shares or treasury shares of the corporation shall be denied.

                    ARTICLE 6. REGULATION OF INTERNAL AFFAIRS

         The provisions for the regulation of the internal affairs of the corporation shall be set forth in the Bylaws.

               ARTICLE 7. AMENDMENTS TO ARTICLES OF INCORPORATION

         This corporation reserves the right to amend or repeal, by the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon, any of the provisions contained in these Articles of Incorporation, and the rights of the shareholders of this corporation are granted subject to this reservation.

                                ARTICLE 8. BYLAWS

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this corporation, subject to the power of the shareholders to amend or repeal such Bylaws.

                       ARTICLE 9. REGISTERED OFFICE, AGENT

         The address of the initial Registered Office of this corporation is N. 221 Wall Street, #500, Spokane, Washington 99201 and the name of its initial Registered Agent is ALAN L. RUBENS.

                              ARTICLE 10. DIRECTORS

         The number of directors of this corporation shall be fixed by the Bylaws and may be increased or decreased from time to time in the manner specified herein. The initial Board of Directors shall consist of one (1) director, and the name and address of the person who shall serve as director until the First Annual Meeting of Shareholders and until his successors are elected and qualify unless they resign or are removed:

                           RON GROSSMAN
                           North 523 Ella Road
                           Spokane, WA 99212

                            ARTICLE 11. INCORPORATOR

         The name and address of the incorporator is:

                           RON GROSSMAN
                           North 523 Ella Road
                           Spokane, WA 99212

         IN WITNESS WHEREOF, the undersigned, being the incorporator of this corporation, executed these Articles of Incorporation and certified to the truth of the facts herein stated this 23rd day of March, 1993.


                                                      /s/ Ron Grossman
                                                      ----------------
                                                      RON GROSSMAN, Incorporator

STATE OF WASHINGTON)
                   )ss.
County of Spokane  )

         I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Washington, certify that RON GROSSMAN, being the incorporator referred to in the foregoing Articles of Incorporation, personally appeared before me and swore to the truth of the facts therein stated.

         WITNESS my hand and notarial seal this 23rd day of March, 1993.


                                               /s/ Lisa A. Plue
                                               ----------------
                                               Notary Public in and for the
                                               State of Washington,
                                               residing at Spokane

                                               My Commission Expires: 5/31/93